UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 20, 2015

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                       20-8610073

(Commission File Number)                               (IRS Employer Identification No.)

101 W. Renner Rd., Suite 280

Richardson, TX                                                    75082

(Address of principal executive offices)                          (Zip Code)

(800) 378-2297

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 20, 2015 (the “Closing Date”), Blue Calypso, Inc., a Delaware corporation  (“Blue Calypso”), Blue Calypso Holdings, Inc. (“Holdings”), Blue Calypso, LLC (“LLC”) and Blue Calypso Latin America, S.A. (“Blue Latin” and together with Holdings and Blue Latin, the “Subsidiaries,” and together with Blue Calypso, collectively, the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company sold to the Lender a senior convertible note in the aggregate principal amount of $550,000 (the “Note”) for a purchase price of $500,000 payable to the Company by the Lender.

The Note is due on July 20, 2016 (the “Maturity Date”). On January 17, 2016 (the “Guaranteed Interest Date”), the Company shall be obligated to pay the Lender interest equal to 10% of the then Principal outstanding on the Guaranteed Interest Date. At any time following the Guaranteed Interest Date, the Note, including all accrued but unpaid interest, default interest and any applicable late charges thereon, shall be convertible at the option of the Lender, at a conversion price equal to $7.6335 per share. The Note may be prepaid at any time by the Company (i) in shares of common stock of the Company at a 20% discount to the average of the three daily volume weighted average prices of Blue Calypso’s common stock for the prior three trading days (the “Prepayment Price”), provided the Company is then and for a period prior thereto is in compliance with the Equity Conditions and/or (ii) in cash at a 120% premium to the amount then outstanding.

If the $550,000 principal amount of the Note and all accrued but unpaid interest thereof is not paid in full on or before January 16, 2016, the Note shall amortize in four equal payments payable on January 20, 2016, February 20, 2016, March 20, 2016 and April 20, 2016. These payments shall be paid (i) in cash at a 120% premium, and/or (ii) in shares of Blue Calypso’s common stock at the Prepayment Price, provided Blue Calypso is in compliance with the Equity Conditions (as defined in the Note).

If the Company effectuates a registered public offering pursuant to which the Company receives gross proceeds of no less than $5,000,000 (a “Qualified Public Offering”), 50% of the amount then outstanding under the Note shall convert into such Qualified Public Offering at a 20% discount to the price paid by investors in such Qualified Public Offering. The remaining 50% balance of the amount then outstanding under Note shall be paid in cash at a 120% premium to the amount then due from the proceeds of the Qualified Public Offering.

The Note contains certain limitations on conversion including, but not limited to, no conversion is permitted if, after giving effect to the conversion, the Lender would beneficially own in excess of 4.99% of the Company’s outstanding shares of Common Stock or 9.99% at the option of such Buyer.

The Note and the Note Purchase Agreement imposes penalties on the Company for, among other items, any failure to timely deliver any shares of its Common Stock issuable upon conversion and any failure to satisfy the current public information requirements under Rule 144(c) of the Securities Act of 1933, as amended (the “Securities Act”).  The Note also contains a variety of Events of Default (as defined in the Note) including, but not limited to failures to repay amounts when due under the Note and instances of Blue Calypso’s common stock trading below certain levels as defined under the Note.

The descriptions of the Note Purchase Agreement and Note set forth above are not complete, and are qualified in their entirety by reference to the full text of such agreements that are attached as exhibits to this Report. Readers should review these agreements for a more complete understanding of the terms and conditions of such agreements.

Item 2.03.

Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

Item 3.02.

Unregistered Sale of Equity Securities.

On July 20, 2015, the Company issued the Note described in Item 1.01 of this Current Report on Form 8-K in exchange for gross proceeds of $500,000. The details of this transaction, are disclosed in Item 1.01, which is incorporated by reference into this Item 3.02.

Maxim Group LLC acted as placement agent on the transaction and received a fee of $38,500.

The issuance of the Note was not registered under the Securities Act or the securities laws of any state, and was offered and sold in reliance upon the exemption from registration under the Securities Act pursuant to exemptions from such registration requirements provided by Section 4(a)(2) and/or Regulation D (Rule 506) under the Securities Act.

Item 9.01

Financial Statements and Exhibits.

10.1

Form of Note Purchase Agreement dated as of July 20, 2015 by and between the Lender, Blue Calypso, Inc., Blue Calypso Holdings, Inc., Blue Calypso, LLC and Blue Calypso Latin America, S.A.

10.2

Form of Senior Convertible Note issued on July 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  July 24, 2015

By: /s/ Andrew Levi

       Andrew Levi

Chief Executive Officer

4